As filed with the Securities and Exchange Commission	on Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SGREENTECH GROUP LIMITED
(Exact name of registrant as specified in its charter)

Delaware	5045	27-3563124
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Room 1, 13/F
Hung Tai Industrial Building
37 Hung To Road
Kwun Tong, Kowloon, Hong Kong
+852 275 55022
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Charlie Nany Sing In
6 Temasek Boulevard
No. 24-04
Suntec Tower 4
Singapore 038986
+86 15017970200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to
Lee W. Cassidy, Esq.
Anthony A. Patel, Esq.
Cassidy & Associates
9454 Wilshire Boulevard
Beverly Hills, California 90212
(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement
of proposed sale to the public:      As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	1,200,000 shares	$3.00	$3,600,000	$413

(1)           There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)           $0 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 1,200,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2011

SGREENTECH GROUP LIMITED
1,200,000 shares of Common Stock offered by selling shareholders at $3.00 per share

This prospectus relates to the offer and sale of 1,200,000 shares of common stock (the “Shares”) of SGreenTech Group Limited (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”).  The Selling Shareholders will offer and sell Shares at a price of $3.00 per share, or at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,200,000.  Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.  All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

No selling shareholders have any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares.  If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock Share
Offered by Company	$3.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Room 1, 13/F
Hung Tai Industrial Building
37 Hung To Road
Kwun Tong, Kowloon, Hong Kong
+852 275 55022

Prospectus dated __________________, 2011

TABLE OF CONTENTS
Prospectus Summary	4
Risk Factors	6
Forward Looking Statements	11
Determination of Offering Price	11
Dividend Policy	11
Selling Shareholders Sales	11
Plan of Distribution	11
Description of Securities	12
The Business	14
The Company	17
Plan of Operation	18
Management's Discussion and Analysis of Financial Condition and Results of Operations	18
Management	20
Executive Compensation	22
Security Ownership of Certain Beneficial Owners and Management	23
Certain Relationships and Related Transactions	24
Selling Shareholders	24
Shares Eligible for Future Sales	25
Legal Matters	26
Experts	26
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Financial Statements	27

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is a development stage company planning to market and distribute entertainment, computing and communications products.  The Company was incorporated in the State of Delaware in July 2010 and was formerly known as Alderwood Acquisition Corporation (“Alderwood”).  On July 13, 2011, Alderwood changed its name to SGreenTech Group Limited.  Thereafter, on October 7, 2011, Sgreentech Holdings Limited, a company formed under the laws of Hong Kong, China (“SGreenTech Hong Kong”), was acquired by the Company in a stock-for-stock transaction (the “Acquisition”).  SGreenTech Hong Kong was formed in March 2011 in Hong Kong, China and had limited operations until the time of its acquisition by the Company.  Prior to the Acquisition, Alderwood had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as SGreenTech Hong Kong.

The Company is located at Room 1, 13/F, Hung Tai Industrial Building, 37 Hung To Road, Kwun Tong, Kowloon, Hong Kong.  The Company’s main phone number is +852 275 55022.

Business

The Company will be a marketer and distributor of entertainment, computing and communications products. Currently, the Company plans to market and distribute television sets, including LCD television sets and monitors across the world.  The Company has obtained the right to assemble television sets for distribution and sale.  Such assembly will be conducted through contract manufacturers in China.  The Company also anticipates that it will enter the smartphone and tablet computing markets.

The Company considers one of its major objectives to be the identification and fulfillment of unique market niches in consumer electronics.  Based on this market assessment, the Company seeks to secure the use of technology of established brands through technology licenses, whereby the Company will arrange for manufacturing and development of products.  The Company plans to employ contract manufacturers to build products.

The Company plans to focus its attention on its core competencies of marketing, outsourced management and distributor development.  Accordingly, the Company plans to maintain a lean organization and use outsourced relationships and strategic partnerships to a great degree.  For example, in addition to using contract manufacturers to build and assemble products, the Company will also develop sub-distributor relationships whereby these sub-distributors will distribute products on behalf of the Company.  Similarly, the Company plans to build strategic relationships with customer service and technical support organizations that will assist the Company in providing quality service and support to end customers.

Specifically, the Company plans to first commence its business by targeting the marketing and sales of LCD televisions sets and monitors to second-tier cities in China, Eastern Europe, Russia, Mexico and the southwestern region of the United States.  The Company’s objective is to offer each of these regions an internationally-branded, high-quality television set or monitor for a cost-effective rate.  The television sets and monitors will be sold by the Company to distributors who will then in turn resell such products in the marketplace.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception.  The Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.  As a development stage company, management of the Company has no prior experience in building and marketing products similar to that of the Company and in marketing and distributing such products on a broad scale.

           One of the biggest challenges facing the Company is identifying and targeting effective sales, marketing and distribution strategies.  As a developing company, the Company is in the process of identifying and targeting potential distributors and marketers of its products in order to reach the intended end users for the products.  To reach potential end customers, the Company will need to have an effective sales, marketing and distribution strategy.

Due to financial constraints, the Company has to date conducted limited advertising and marketing to reach end customers.  If the Company were unable to develop strong and reliable sources of potential end users and a means to efficiently reach buyers and customers for its products, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.  Moreover, the above assumes that the Company’s products are met with customer satisfaction in the marketplace and exhibit steady adoption of products amongst the potential customer base, neither of which is currently known or guaranteed.

The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 1,200,000 Shares (the “Selling Shareholder Shares”).  The Selling Shareholders will offer and sell Shares at a price of $3.00 per share, or at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.
.
Common stock outstanding before the offering	35,392,308	(1)

Common stock for sale by selling shareholders	1,200,000

Common stock outstanding after the offering	35,392,308

Offering Price	$3.00 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Any and all funds received at any time in the offering will be immediately available to the selling shareholders.  Funds will not be held in an escrow account.  The Company will not receive any proceeds from any sale of the Shares.

Concurrent with, or after the effectiveness of, this offering, the Company plans to complete a separate public offering of securities in order to receive capital for the Company’s growth and operations.

Summary Financial Information

The statements of operations data for the period from March 29, 2011 (inception) to May 31, 2011 and the balance sheet data at May 31, 2011 are derived from SGreenTech Hong Kong’s audited financial statements and related notes thereto included elsewhere in this prospectus.  As the Company had no operations or specific business plan until the acquisition, the information presented below is with respect to SGreenTech Hong Kong, which was acquired by the Company in October 2011.

Period ended May 31, 2011
Statement of operations data
Revenue	$0
Net loss	$(10,460)
Net loss per share, basic and diluted	(10,460)
Weighted average number of shares outstanding, basic and diluted	1

At May 31, 2011

Balance sheet data
Related party receivable	$56,907
Prepaid expenses	$40,000
Total assets	$96,907
Total liabilities	$107,367
Total stockholders’ deficit	$(10,460)

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk.  Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer.  In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has no revenues to date.

The Company has generated no revenues to date.  To date, most of management’s time, and the Company’s limited resources have been spent in developing strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

In their audited financial report, the company’s independent auditors have issued a comment that unless the Company is able to develop and market its products or obtain financing from other sources, there is a substantial doubt about its ability to continue as a going concern.

The Company has not sold any products to date.

Since inception, the Company has heretofore not sold a single product.

No assurance of commercial feasibility or success.

Even if the Company can successfully develop a strategy to market and sell its products, there can be no assurance that such products will have any commercial advantages.  Also, there is no assurance that the products will perform as intended in the marketplace or that the Company’s sales and marketing strategy will be successful.

The Company is a development-stage company with no operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential.  As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.  An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company strains the Company's resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a public company requires a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934.  However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope..  These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is a development-stage company and has little experience in commercializing products.

The Company is a development-stage company and as such has little experience in commercializing products and managing a public company.  Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business.  Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing product companies.  If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.  In addition, although the Company is already a reporting company, the Company’s lack of experience may result, in spite of the successful product development and commercialization, in difficulty in managing the operations and finances of a public company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strategic partners and third party relationships in order to develop and grow its business.  The Company will be substantially dependent on these strategic partners and third party relationships.  To date, the Company has not entered into any such relationships or strategic partnerships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company and has limited operations.  As of May 31, 2011, the Company had accumulated losses of $10,460.  In addition, the Company will need to begin generating revenue to achieve and maintain profitability.  To become profitable, the Company must successfully market and sell its products, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail operational activities.

The Company has an extensive business plan hinged on its ability to market and commercialize its products.  If the Company is unable to market and/or commercialize its products, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company.  Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date.  As no revenues have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

The Company’s chief executive officer and director beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. Charlie In, the chief executive officer and a director of the Company, is currently the beneficial owner of approximately 74% of the Company’s outstanding common stock and assuming the sale of all the 200,000 shares offered for sale by Mr. In, will own 73% of the Company's outstanding common stock.  As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 75% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered by such executive officers and directors.   Accordingly, the executive officers and directors, by virtue of their percentage share ownership established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company.  As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel.  In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan.  The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to develop, market and sell its products, and as such would negatively impact the Company's possible development.

Government regulation could negatively impact the business.

The Company’s products may be subject to various government regulations in the jurisdictions in which they will operate.  Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the United States, including various local and municipal agencies and government sub-divisions, and various foreign governments and political subdivisions thereof.  The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company intends to pay dividends to its stockholders, but any such dividends are not guaranteed and are subject to the Company’s financial performance, so investors may not actually receive any returns on their investment in the Company prior to selling their interest in the Company.

The Company intends to pay dividends, but anticipates that it cannot predict the amounts and timing of any such dividend payments (if any) to stockholders.  Any dividends paid will be based on the Company’s financial performances and its ability to pay any dividends.  The Company may also need to retain future earnings for funding the Company’s growth and development, in which case any dividends may be reduced, suspended or permanently eliminated.  Therefore, investors should not expect or rely on the Company to pay dividends in the foreseeable future.  As a result, investors may not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar products, ranging from local suppliers to large multinational manufacturers and companies.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company does.  These advantages may enable such competitors to respond more quickly to new or emerging technologies and changes in customer preferences.  These advantages may also allow them to engage in more extensive research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. It is possible that potential competitors may have or may rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margin and loss of market share.  The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

Products have not completed marketing.

The Company has not completed the marketing of a full product line, and further, it anticipates a continuing need to market additional products.  No assurance can be given that the products can be successfully marketed or that the products will achieve commercially viable sales levels.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products or its business model. The Company has conducted only limited marketing studies, which indicate that its products would potentially be marketable.  However, no assurances can be given that upon marketing, sufficient markets can be developed to sustain the Company's operations on a continued basis.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current, or future, environmental regulations may affect the availability or cost of goods and services, such as natural resources, which may necessary to operate the Company’s business.  Any violation of these laws could adversely affect the Company and its business.  The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place.  These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials.  The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws.  The Company may become subject to more stringent environmental laws in the future.  If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

The time devoted by Company management may not be full-time.

It is anticipated that key officers will devote themselves full-time to the business of the Company.  However, certain officers may only devote such time as is necessary (which may be less than full-time) to fulfill their respective duties as an officer of the Company.  Furthermore, the Company may choose not to require its management to be available or provide services on a full-time basis to the Company.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock.  The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares.  The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock.  Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.  No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.  The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

The intellectual property protection of the Company may be inadequate.

The Company has not applied for any intellectual property protection (such as, without limitation, trademarks, patents and copyrights) in any of its business or product lines.  There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products or that existing trade secret or other intellectual property protection (if any) adequately protects (and will continue to protect) the Company.

The Company may file for foreign intellectual protection, but such efforts may be inadequate.

The Company may file and attempt to obtain intellectual protection for its products in foreign countries.  However, even if the Company files required applications in foreign countries, there can be no assurance that any such applications will be granted or, if granted, that the validity of such applications will not be contested in the courts.  To the extent that such intellectual property protection application is valid, there can further be no assurance the application will fully protect the Company and that a third party may not find other ways to exploit the intellectual property that the application purports to protect.  To date, no intellectual property application has been filed in the United States or overseas.

The Company is subject to the potential factors of obsolescence and technological change.

The business of the Company is susceptible to rapidly changing technology and the Company's market development and sales process is subject to constant change.  Although the Company intends to continue to market and sell its products, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.  The future success of the Company will depend in part on its ability to respond effectively to rapidly changing technologies, industry standards and customer requirements by adapting and improving the performance features, pricing and reliability of its offered products.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary offering for Shares in parallel with or immediately following this offering.

The Company may conduct a primary offering for Shares to receive proceeds for the Company.  Such an offering may be conducted in parallel with or immediately following this offering.  Sales of additional Shares will dilute the percentage ownership of existing shareholders in the Company.

Forward-Looking Statements
This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company.  This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company intends to offer dividends in the future, depending on the success of its business and its overall financial performance, including the availability of cash.  Currently, the Company intends to attempt to pay approximately 30% of its annual net profits after taxes as a dividend each year to stockholders.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,200,000 outstanding shares of the Company’s common stock by the holders of those shares.  The selling shareholders will offer and sell Shares at an offering price of $3.00 per share, or at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The selling shareholders have not entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus.  At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).  The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The Selling Shareholder Shares will be offered at an offering price of $3.00 per share, or at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means.  The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.  The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 1,200,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 225,000 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 120,000,000 shares of common stock, par value $0.0001, of which 35,392,308 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.  The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 1,200,000 shares of its common stock for sale to the public at a price of $3.00 per Share, of which all such Shares are offered by the holders thereof.  The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors.  The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Convertible Loan

In May 2011, the Company entered into a Converting Loan Agreement (with its Chief Executive Officer, Charlie In.  Pursuant to the loan agreement, Mr. In loaned the Company $100,000 and was given the right to convert the loan amount to fully paid ordinary common shares of the Company at a conversion rate of $0.005 per share following the listing of the Company’s common stock in the United States.  In other words, Mr. In has the right to convert his total loan amount to 20,000,000 shares of the Company’s common stock.  For each share issued to Mr. In upon conversion of said loan amount, Mr. In will also receive one option (free of charge) to acquire one additional share of the Company’s common stock at a price of 0.005 Australian Dollars or before June 30, 2014 (provided, that the options must be exercised, if after December 31, 2011, the volume-weighted average price for the Company’s shares for any thirty (30) day period exceeds 0.01 Australian Dollars.  The loan agreement also provides that if the Company does not complete the listing process in the United States, the Company shall be obligated to seek an alternative merger opportunity and the loan amount shall continue for the duration of the term of the loan, with a continuing right to conversion on the same terms.  Mr. In shall have the option to redeem the loan amount at maturity if not converted.

Mr. In has recently elected to retire his outstanding loan and convert his interest into shares of the Company’s common stock.  In connection with such election, Mr. In received 20,000,000 shares of the Company’s common stock on July 18, 2011.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board.  The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.  To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.  In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date.  The Company intends to offer dividends in the future, depending on the success of its business and its overall financial performance, including the availability of cash.  Currently, the Company intends to attempt to pay approximately 30% of its annual net profits after taxes as a dividend each year to stockholders.

THE BUSINESS

Background

The Company is a development stage company and has no operating history and has experienced losses since its inception.  The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

The Company was incorporated in the State of Delaware in July 2010 and was formerly known as Alderwood Acquisition Corporation (“Alderwood”).  On July 13, 2011, Alderwood changed its name to SGreenTech Group Limited.

The Company will be a marketer and distributor of entertainment, computing and communications products. Currently, the Company plans to market and distribute television sets, including LCD television sets and monitors across the world.  The Company has obtained the right to assemble television sets for distribution and sale.  Such assembly will be conducted through contract manufacturers in China.  The Company also anticipates that it will enter the smartphone and tablet computing markets.

The Company considers one of its major objectives to be the identification and fulfillment of unique market niches in consumer electronics.  Based on this market assessment, the Company seeks to secure the use of technology of established brands through technology licenses, whereby the Company will arrange for manufacturing and development of products.  The Company plans to employ contract manufacturers to build products.

The Company plans to focus its attention on its core competencies of marketing, outsourced management and distributor development.  Accordingly, the Company plans to maintain a lean organization and use outsourced relationships and strategic partnerships to a great degree.  For example, in addition to using contract manufacturers to build and assemble products, the Company will also develop sub-distributor relationships whereby these sub-distributors will distribute products on behalf of the Company.  Similarly, the Company plans to build strategic relationships with customer service and technical support organizations that will assist the Company in providing quality service and support to end customers.

The Business: Technology Products Distribution

The technology distribution sector is characterized by significant competition and the growing presence of new entrants around the world.  The business requires adept, skilled marketers that understand consumer preferences while also knowing how to coalesce a world-class technology marketing, sales, service and support organization.

The Market

The Company’s market is global and will be targeted to any region in which demand is strong for consumer technology products and applications.  While the Company is initially focused on the television products sectors, the Company believes that many other areas of consumer technology are a part of the core market for the Company’s products.

The Company believes that the market for televisions and many other electronics products is seasonal, with a very heavy volume of product sales typically occurring in the latter part of each year (September to January), which coincides with the traditional holiday season in many countries around the world.

Entry of the Company into the Market

The Company initially plans to enter selected target markets, namely in the personal entertainment, computing and communications sectors.  Specifically, the Company plans to first commence its business by targeting the marketing and sales of LCD televisions sets and monitors to second-tier cities in China, Eastern Europe, Russia, Mexico and the southwestern region of the United States.  The Company’s objective is to offer each of these regions an internationally-branded, high-quality television set or monitor for a cost-effective rate.  The television sets and monitors will be sold by the Company to distributors who will then in turn resell such products in the marketplace.

Based on its sales and marketing research and plans, the Company anticipates that its largest customers in the near term will be located in the following regions: People’s Republic of China, Russia, Saudi Arabia and the United States.  Notably, the People’s Republic of China is expected to account for up to 80% of revenues in the near future, with the regions of Russia, Saudi Arabia and the United States accounting for approximately 20% of the Company’s revenues in the near term.  The Company is the process of negotiating contracts with prospective strategic partners and customers in each of the initial regions noted directly above.

Over the longer term, the Company expects that growth in customers and sales of the Company’s products will significantly expand in smaller cities in the People’s Republic of China and in the regions of Africa, Eastern Europe, the Middle East and the countries comprising the former Soviet Union.

Products

The Company’s initial products will be LCD television sets and monitors that it will possess a license to market and sell.  Over time, the Company plans to expand into other areas of consumer technology, including (without limitation) the smartphone and tablet computing markets.  Currently, the Company is in the process of negotiating the licensing rights to distribution of certain personal cellular technologies as well as tablet computers.

Acquisition

On July 13, 2011, Alderwood changed its name to SGreenTech Group Limited.  Thereafter, on October 7, 2011, Sgreentech Holdings Limited, a company formed under the laws of Hong Kong, China, was acquired by the Company in a stock-for-stock transaction.  SGreenTech Hong Kong was formed in March 2011 in Hong Kong, China and had limited operations until the time of its acquisition by the Company.  Prior to the Acquisition, Alderwood had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as SGreenTech Hong Kong.

The Acquisition was effected by the Company through the exchange of the single outstanding share of SGreenTech Hong Kong for 6,153,846 shares of the Company.  The single outstanding share of SGreenTech Hong Kong was owned by Charlie Nany Sing In, who served as SgreenTech Hong Kong's sole officer and director, and who is currently a Director, Chief Executive Officer and a majority stockholder of the Company.  The 6,153,846 shares of the Company issued to Mr. In in the Acquisition were issued to him on July 18, 2011 by the Company.

As a result of the Acquisition, SGreenTech Hong Kong has become a wholly owned subsidiary of the Company and the Company has taken over the operations and business plan of SGreenTech Hong Kong.

Pricing

For the LCD television sets that will initially be sold, the retail pricing for each television set will be approximately $325.

Competition

The Company believes that there are many competitors in the consumer technology distribution marketplace.  With respect to the LCD television distribution market, the Company has estimated that the largest competitors (and their respective global market share) are Hisense Co. Ltd. (11%), Sichuan Changhong Electric Co. (11%), TCL Corporation (9%) and Hyundai IT Corp (4%).  Many other companies also compete in this market, and the industry has long been characterized as fragmented with the presence of many small and local brands.  Many of these smaller competitors offer the lowest prices for products in the sector, hence causing a general decline in the level of prices for these products in the marketplace.

Competition in the industry revolves around several factors, including price which is a significant component of differentiation between companies.  Other factors that are important to consumers include functionality offered, energy-saving product attributes, reception quality, multi-media capabilities, multi-port connections, styling, design, thickness, branding and technical specifications.  It is also important to note that certain of these factors may be important in a particular geographic region, whereas in another region other factors may serve to be the most important attribute in a consumer’s purchase decision.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success.  The Company hopes to work with several strategic partners in important areas of its business and operations.  The Company is attempting to build relationships with key manufacturers and suppliers from whom the Company will obtain materials, equipment and systems that are necessary for the Company to build its products.  The most important components acquired by the Company will be screens, printed circuit boards, casing equipment and power boards.  The Company anticipates that most of its key suppliers will be located in the People’s Republic of China.

As a lean organization that strongly believes in outsourcing and collaboration with strategic partners, the Company also plans to heavily rely upon sub-distributors to help distribute products on behalf of the Company.  Sub-distributors will offer the Company targeted expertise in particular market segments and geographies and will allow the Company the ability to work with a dedicated business partner without the need for establishing a large operating overhead.  Similarly, the Company plans to build strategic relationships with customer service and technical support organizations that will assist the Company in providing quality service and support to end customers.

Currently, the Company has no such strategic partners, except a relationship with HeYuan QingYa Electronic Technology Co. Ltd. (“HQET”), a contract manufacturer in the Guangzhou region of the People’s Republic of China.  In May 2011, the Company and HQET executed an agreement whereby HQET would manufacture and produce television sets for the Company.  The agreement has a term of five years, with a provision for renewal for an additional five years thereafter.

Licensing Arrangements

As a distributor of technology, the Company plans to enter into various licensing agreements with owners of the underlying technology.  Under these license agreements, the Company (as a licensee) would typically gain the right to commercialize various products and/or technologies owned by the licensor.  Each licensing arrangement will vary and will have its own economic and commercial terms.

To date, the Company has entered into one licensing arrangement, with Hyundai Corporation, a company incorporated under the laws of Korea (“Hyundai”), which allows the Company to use the “Hyundai” brand on the Company’s television sets.  The trademark licensing agreement, executed in May 2011, requires the payment by the Company of certain royalties and specifies minimum sales requirements in connection with the use of the licensed rights.  The trademark licensing agreement expires in May 2014.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on its sales and marketing research and development efforts.  The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its products enter the market.

The Company eventually anticipates a significant budget and need for marketing activities.  The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s ability to offer consumer electronics products.

The Company plans to attend trade shows, seminars and industry conference to promote the Company and its products.  The Company will also employ face-to-face meetings and presentations by the Company’s executives and advisors to key decision-makers of prospective sub-distributors and/or large retailers.  The Company also believes that an Internet marketing strategy may be of great utility for the Company, as the Company would be able to directly reach customers through various online channels (including online retailers and other electronic commerce applications).

The Company also plans to continuously develop and maintain a customer relationship management contact database.  The database will be used to identify and tracks prospective customers for the Company’s products.  Over time, the Company anticipates that it can build loyalty and rewards programs for its database of customers, thereby increasing brand loyalty and consumer awareness of its products.

Operations

The Company plans to employ an outsourced manufacturing model.  Accordingly, manufacturing and assembly of electronics products (such as televisions) will be conducted by contract manufacturers, which the Company projects will be primarily located in China and other parts of Asia.  In addition, the Company plans to work with service partners who can provide outsourced customer service and technical support on behalf of the Company to customers who purchase the Company’s products.

Revenues

Since its inception, SGreenTech Hong Kong has focused its efforts on conducting market research and development, and has devoted little attention or resources to actual sales and marketing or generating near-term revenues and profits.  The Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers.  To date, the Company has developed a market strategy that it believes will lead to near-term revenues for sale of television sets and monitors in the selected geographic regions.

Equipment Financing

The Company has no existing equipment financing arrangement nor does it plan to have any in the foreseeable future.

THE COMPANY

Agreement with Tiber Creek Corporation

In March 2011, the Company (through SGreenTech Hong Kong) entered into an engagement agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance to the Company in effecting certain transactions, including transferring control of a reporting company to SGreenTech Hong Kong, preparing routine securities filings, maintaining relationships with the investment community and preparing various agreements.  Tiber Creek received certain cash fees of $80,000 (only half of that outstanding amount has been paid to date) from the Company.  In addition, 200,000 common shares of the Company, which were previously issued to Tiber Creek and an affiliated entity, MB Americus LLC, a California business entity (“MB Americus”), will continue to be retained by Tiber Creek in connection with and related to the services provided by Tiber Creek to the Company.

Intellectual Property

The Company intends to protect its intellectual property, trade secrets and proprietary methods and processes (to the extent applicable) in the United States and abroad, but heretofore has not done so.

As a distributor of technology, the Company plans to enter into various licensing agreements with owners of the underlying technology.  Under these license agreements, the Company (as a licensee) would typically gain the right to commercialize various products and/or technologies owned by the licensor.  Each licensing arrangement will vary and will have its own economic and commercial terms.

Employees

The Company presently has five (5) employees, all of whom are executive officers.  Each of the employees/officers receives a salary and other benefits.  All of the officers are employed by the Company in a full-time capacity.  The Company has no other employees but expects that it will hire additional personnel upon raising additional capital and as the Company expands.

Property

The corporate headquarters of the Company are located in Hong Kong, China.  The company leases an office space of approximately 1,000 square feet under a three-year lease agreement starting May 1, 2011.  The rent payable under the lease is approximately $3,200 per month.

Subsidiaries

SGreenTech Hong Kong is a wholly owned subsidiary of the Company.  The Company has no other subsidiaries.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock held by selling shareholders. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In October 2010, the Company (as Alderwood Acquisition Corporation) filed a Form 10-12G registration statement pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to the Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001502638.

PLAN OF OPERATION

Business Plan

The Company will be a marketer and distributor of entertainment, computing and communications products. Currently, the Company plans to market and distribute television sets, including LCD television sets and monitors across the world.  The Company has obtained the right to assemble television sets for distribution and sale.  Such assembly will be conducted through contract manufacturers in China. The Company also anticipates that it will enter the smartphone and tablet computing markets.

The Company plans to employ an outsourced manufacturing model.  The manufacturing and assembly of electronics products (such as televisions) will be conducted by contract manufacturers.  In addition, service partners will provide outsourced customer service and technical support on behalf of the Company to customers who purchase the Company’s products.

Potential Revenue

The Company’s primary source of revenues in the near term will be from sales of products, namely LCD televisions sets and monitors.  Over time, the Company anticipates that additional consumer technology products (such as tablet computing and smartphones) will be marketed and sold by the Company to end users.

In addition, product maintenance, customer service and technical support may be provided by the Company (or at its direction), and these offerings will constitute an additional part of the expected recurring revenue stream to the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in July 2010.  The Company acquired Sgreentech Holdings Limited, a company formed under the laws of Hong Kong, China, in October 2011.  As Alderwood Acquisition Corporation had no operations or specific business plan until the Acquisition, the information presented below is with respect to SGreenTech Hong Kong, which was acquired by the Company as a result of the Acquisition.  References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to SGreenTech Hong Kong.

As of the period from inception, March 29, 2011, through May 31, 2011, SGreenTech Hong Kong did not generate any revenue and incurred significant operating losses, as part of its development stage activities, of $10,460.

Revenues

Since its inception, SGreenTech Hong Kong has focused its efforts on conducting sales and marketing research and development, and has devoted little attention or resources to actual sales and marketing or generating near-term revenues and profits.

Currently, the Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers.  To date, the Company has developed a market strategy that it believes will lead to near-term revenues for sale of television sets and monitors in the selected geographic regions.

Equipment Financing

The Company has no existing equipment financing arrangement nor does it plan to have any in the foreseeable future.

Pricing

For the LCD television sets that will initially be sold, the retail pricing for each television set will be approximately $325.

Potential Revenue

The Company’s primary source of revenues in the near term will be from sales of products, namely LCD televisions sets and monitors.  Over time, the Company anticipates that additional consumer technology products (such as tablet computing and smartphones) will be marketed and sold by the Company to end users.

In addition, product maintenance, customer service and technical support may be provided by the Company (or at its direction), and these offerings will constitute an additional part of the expected recurring revenue stream to the Company.

Alternative Financial Planning

The Company currently has no alternative financial plans.  If the Company is not able to organically generate profits and/or successfully receive monies as needed through a private placement or public securities offering, the Company’s ability to survive as a going concern and implement any part of its business plan or strategy may be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Share-based Payments

The Company intends to periodically issue shares of common stock to employees and non-employees for services. Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues. As of May 31, 2011, the Company had an accumulated deficit from inception of approximately $10,460.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Discussion of Period Ended May 31, 2011

The Company incurred a net loss of $10,460 for the period from March 29, 2011 (inception) to May 31, 2011.  The Company received no revenue in such period.

Selling, general and administrative expenses for the period from March 29, 2011 (inception) to May 31, 2011 were $6,293.

Liquidity. The Company received $100,000 from the private sale of a convertible note to a related party in the period from March 29, 2011 (inception) to May 31, 2011.  The Company has no continuous methods of generating cash.

Capital Resources. The Company did not incur any capital expenditures during the period from March 29, 2011 (inception) to May 31, 2011.

Results of Operations. The Company completed no sales and received no revenues in the period from period from March 29, 2011 (inception) to May 31, 2011.  The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the close of a primary public offering raising proceeds for the Company and/or the successful development of its business plan.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Spencer Kum Ee Chan	62	Chairman and Head of Nominating Committee	2011
Leo Wei Le Peng	31	Director and Chair of Audit Committee	2011
Wei Min Zheng, PhD	40	Director and Chair of Compensation Committee	2011

Charlie Nany Sing In	55	Chief Executive Officer and Director	2011
Jin Sheng Zhang	43	Chief Operating Officer and Director	2011
Li Ying Zhang	28	Chief Procurement Officer and Director	2011
Chuang Zheng Chen	38	Chief Financial Officer	2011
Wei Gong Chen	31	Chief Marketing Officer	2011

Spencer Kum Ee Chan

Spencer Kum Ee Chan is Chairman, Head of Nominating Committee, and a member, of the Board of Directors of the Company.  Mr. Chan is also currently Chairman of the Board of Directors of both Sino-Excel Energy Ltd. and Imagine Un Ltd., both companies listed on the Australian Stock Exchange.  Formerly, during 2010, he was Group President of Jade Technologies Holdings Limited, a company listed on the Singapore Stock Exchange.  He is the Founder and Managing Director of SC Management Consulting Private Limited, and held the title of Director and Managing Consultant from 1999 until the present.  Previously, Mr. Chan was a Vice President and Marketing Director of Citibank Global Consumer Banking in Singapore.  Before that, Mr. Chan held several marketing positions at Hewlett-Packard in Geneva, Switzerland, with responsibilities across Western Europe.  Prior to that, he was a Marketing Manager at Procter & Gamble in Geneva, Switzerland, with assignments in the Far East, Central America, and the Caribbean during his tenure.  Mr. Chan has a wealth of experience in the consumer goods, personal computers, and consumer banking sectors, and also has hands-on international experience spanning the United States, Europe, Central America, Middle East, and Asia.  A former Colombo-Plan scholar and Rotary International Foundation Fellow, Mr. Chan holds a Bachelor’s degree in Mechanical Engineering from the University of Western Australia, received in 1971, and a Master’s degree in Business from Purdue University, received in 1978.

Leo Wei Le Peng

Leo Wei Le Peng is a member, and the Chair of the Audit Committee, of the Board of Directors of the Company.  Mr. Peng is currently a member of the Board of Directors of Sino-Excel Energy Ltd., which is listed on the Australian Stock Exchange, and Beijing Westcomb Investment Ltd.  Currently, Mr. Peng is a Director, Investment Banking for Beijing Westcomb Investment Ltd., a position that he has held since 2009.  He was formerly associated with Deutsche Morgan Grenfell & Partners Securities Pte. Ltd. as an Assistant Vice President of Institutional Sales from 2007 to 2009.  Previously, Mr. Peng worked at HL Bank in Singapore from 2005 to 2007 as a Manager, Equity Capital Markets.  Mr. Peng has over ten years of professional experience in investment banking and asset management, and has been appointed by several companies as an external financial advisor to provide strategic planning, financial structuring, listing structuring and fundraising services.  Mr. Peng was instrumental in helping several Chinese companies to become publicly listed in Singapore, Hong Kong and Australia.  Mr. Peng received a Master of Finance degree from the National University of Ireland in 2009, and a Bachelor of Finance degree from Guangdong University of Business Studies in 2003.

Wei Min Zheng, PhD

Wei Min Zheng, PhD is a member, and the Chair of Compensation Committee, of the Board of Directors of the Company.  Since 2008, Dr. Zheng has held the position of Vice Director and Professor in the Research and Development department of Shenzhen Institute of Advanced Technology, Chinese Academy of Sciences, Shenzhen, China.  Previously, from 2001 to 2008, Dr. Zheng was an Associate Professor at Institute of Computing Technology, Chinese Academy of Sciences, Beijing, China.  Dr. Zheng obtained his Doctor of Testing and Metering Technology and Instrumentation degree from Harbin Institute of Technology in 2001 and his Master of Testing and Metering Technology and Instrumentation degree from Harbin Institute of Technology in 1998.  He obtained a Bachelor of Electrical and Electronic Engineering degree from Harbin University of Science and Technology in 1993.

Charlie Nany Sing In

Charlie Nany Sing In is the Chief Executive Officer and a member of the Board of Directors of the Company.  Mr. In is also a member of the Board of Directors of China Titanium Ltd. and Chairman of the Board of Directors of Sino-Environment Technology Group Ltd., both publicly listed companies on the Singapore Stock Exchange.  Mr. In is also a member of the Board of Directors of Sino-Excel Energy Pte. Ltd., a publicly listed company on the Australian Stock Exchange.  He is also currently an Advisor at Singapore People’s Association Talent Advisory Panel.  During the course of his professional experience, Mr. In has provided business consulting services to Motorola, Hewlett Packard, IBM, Kodak, Citibank, Sapphire Corporation Ltd., Sky China Petroleum and YingLi International. Mr. In formerly was Chairman of the Direct Marketing Association of Singapore, Advisor of Asia Pacific Management Institute and an Adjunct Professor at Singapore Institute of Management and at University of South Australia.   Mr. In holds a Diploma in Marketing from the United Kingdom Chartered Institute of Marketing, a Master of Business Administration degree from University of East Asia and a Postgraduate Diploma in Direct Marketing from ADMA/Macquarie University in Australia.

Jin Sheng Zhang

Jin Sheng Zhang  is the Chief Operating Officer and a member of the Board of Directors of the Company.  From 1999 to 2011, Mr. Zhang served as General Manager of Dongguan Dongkeng Greentech Electronics.  Prior to that, from 1993 to 1999, he was an Engineering Manager of Orient Power Group in Hong Kong.  Mr. Zhang was awarded an Executive Master of Business Administration degree in 2005 from Tsinghua University in China.

Li Ying Zhang

Li Ying Zhang is the Chief Procurement Officer and a member of the Board of Directors of the Company.  During 2010 and 2011, Ms. Zhang served as Director, Procurement, Sales and Investments at Marvel Earn Ltd., where she was responsible for supply purchases, logistics and financial management.  From 2007 to 2009, Ms. Zhang was an Investment Manager at NeWealth Investment Management Pte. Ltd. where she was responsible for procurement and identification of merger and acquisition targets in China.  Before that, she was a Marketing Manager, Franchise Investment and Development, at Beijing Wanshengtang Pharmaceutical Co. Ltd., from 2005 to 2006.  During 2003 and 2004, Ms. Zhang was a Sales Supervisor, Training and Development, at Beijing Hengjui Yangguang Bio Technology Co. Ltd.  She received a Diploma in Marketing in 2003 from Beijing Jiaotong Polytechnic.  Ms. Zhang is also a member of the Board of Directors of Sino-Excel Energy Ltd. and Imagine Un Ltd., both publicly listed companies on the Australian Stock Exchange.

Chuang Zheng Chen

Chuang Zheng Chen is the Chief Financial Officer of the Company.  From 2010 to 2011, Mr. Chen served as the Chief Financial Officer at Dongguan Dongkeng Electronics Ltd.  Prior to that, he was a Manager at GC & Co., a public accounting firm, from 2006 to 2009.  Before that, he was a Financial Supervisor at Shenzhen ORIENT Group from 1996 to 2006.  Mr. Chen attended Xijiang University from 1992 to 1994.

Wei Gong Chen

Wei Gong Chen is the Chief Marketing Officer of the Company.  During 2006 to 2007, Mr. Chen was a Foreign Trade Supervisor at Guangzhou Tanke Industry Co. Ltd.  Mr. Chen received a Master of Business Administration degree from Zhengzhou University in 2006.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's Board of Directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the Board has determined that there are three independent directors and three non-independent directors.

Committees and Terms

The Board of Directors (the “Board”) has established the following committees: Audit Committee; Compensation Committee; and Nominating Committee.  Each of the independent directors serves as the Chair of one of these Committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Payments	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Charlie Nany Sing In	2011	$0	0	0	0	0	0	0	0
Chief Executive Officer

Jin Sheng Zhang	2011	$0	0	0	0	0	0	0	0
Chief Operating Officer

Li Ying Zhang	2011	$0	0	0	0	0	0	0	0
Chief Procurement Officer

Chuang Zheng Chen	2011	$0	0	0	0	0	0	0	0
Chief Financial Officer

Wei Gong Chen	2011	$0	0	0	0	0	0	0	0
Chief Marketing Officer

Description of Compensation Table

During the period from March 29, 2011 (inception) to May 31, 2011, no accrued compensation was due to the Company’s management, and no compensation was paid during such period.  The board of directors may allocate salaries and benefits to the officers for fiscal year 2011 and thereafter in its sole discretion, subject to applicable employment agreements with the respective officers.  No such person is subject to a compensation plan or arrangement that results from resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in responsibilities following a change in control.  The members of the board of directors may receive, if the board of directors so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the board of directors, although no such program has been adopted to date. (See also “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has entered into employment agreements with each of its five officers.  Each of the employment agreements was effective as of May 2011 and provides for the payment of compensation and benefits.  The respective agreements also detail other employment matters, such as a three-month termination notice period for termination of employment.  To date, the Company has currently not paid or accrued any compensation to any of its officers under the employment agreements.

Anticipated Officer and Director Remuneration

The Company has not paid any compensation to any employee.  The Company intends to pay annual salaries to all of its employees and an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities (i.e. a public offering raising capital for the Company).  At such time, the Company anticipates offering cash and non-cash compensation to other employees and directors.  Officers are expected to receive such compensation amounts as are stated in their respective employment agreements.

The Company anticipates that its officers and directors will be provided with basic personnel benefits pursuant to the requirements of applicable Hong Kong labor laws.  In addition, the Company may also offer additional benefits to employees in its sole and absolute discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Charlie Nany Sing In	Chief Executive Officer; Director	26,153,846	74%	73%
Li Ying Zhang	Chief Procurement Officer; Director769,231	2%	2%
Chuang Zheng Chen	Chief Financial Officer	0	*	*
Jin Sheng Zhang	Chief Operating Officer; Director	0	*	*
Wei Gong Chen	Chief Marketing Officer	0	*	*
Spencer Kum Ee Chan	Director	0	*	*
Leo Wei Le Peng	Director	0	*	*
Wei Min Zheng, PhD	Director	0	*	*

Total owned by officers, directors and 5% shareholders		26,923,077	76%	75%

* Less than 1%

(1) Based upon 35,392,308 shares outstanding as of the date of this offering.
(2) Assumes sale of all 1,200,000 Shares offered, and 35,392,308 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A partner in the law firm which acts as counsel to the Company is the sole owner and director of Tiber Creek Corporation which owns 100,000 shares of the Company's common stock.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,200,000 shares of common stock held by such shareholders.  The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares.  The selling shareholders will offer or sell their shares for sale at an offering price of less than $3.00 per share, or at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
Name	Number	Percentage	Number	Number	Percentage

Charlie Nany Sing In	26,153,846	74%	200,000	25,953,846	73%
Chief Executive Officer; Director

Li Ying Zhang	769,231	2%	25,000	744,231	2%
Chief Procurement Officer; Director

James M. Cassidy (3)	100,000	*	100,000	0	*

Chengde Chen	250,000	1%	25,000	725,000	1%

Chuangzheng Chen	250,000	1%	25,000	725,000	1%

Qiguo Chen	250,000	1%	25,000	725,000	1%

Guilan Deng	250,000	1%	25,000	725,000	1%

Wenyi Deng	250,000	1%	25,000	725,000	1%

Haozhong Ding	250,000	1%	25,000	725,000	1%

Lin ban Ding	250,000	1%	25,000	725,000	1%

Mofen Du	250,000	1%	25,000	725,000	1%

Zhengnan Fang	250,000	1%	25,000	725,000	1%

Qingfen Huang	250,000	1%	25,000	725,000	1%

Qingran Huang	250,000	1%	25,000	725,000	1%

Xiaobin Huang	250,000	1%	25,000	725,000	1%

Xiaohang Huang	250,000	1%	25,000	725,000	1%

Xiaojun Huang	250,000	1%	25,000	725,000	1%

Zhou Wei Jian	769,231	2%	25,000	744,231	2%

Jinbin Lai	250,000	1%	25,000	725,000	1%

Kerui Liu	250,000	1%	25,000	725,000	1%

Xiaoxiong Liu	250,000	1%	25,000	725,000	1%

Shing Lok	250,000	1%	25,000	725,000	1%

James K. McKillop (4)	100,000	*	100,000	0	*

Xiaojiang Rao	250,000	1%	25,000	725,000	1%

Jingsu Sui	250,000	1%	25,000	725,000	1%

Yueying Wen	250,000	1%	25,000	725,000	1%

Huiyan Xie	250,000	1%	25,000	725,000	1%

Manli Yang	250,000	1%	25,000	725,000	1%

Jinsong Zeng	250,000	1%	25,000	725,000	1%

Shaolin Zeng	250,000	1%	25,000	725,000	1%

Haiqing Zhang	250,000	1%	25,000	725,000	1%

Meichun Zhang	250,000	1%	25,000	725,000	1%

Zaitian Zhang	250,000	1%	25,000	725,000	1%

Zhiwen Zhang	250,000	1%	25,000	725,000	1%

Fuping Zhao	250,000	1%	25,000	725,000	1%

* Less than 1%

(1) Based upon 35,392,308 shares outstanding as of the date of this offering.
(2) Assumes sale of all 1,200,000 Shares offered, and 35,392,308 shares outstanding following the offering.
(3) Includes 100,000 shares held by Tiber Creek, which provided certain services to the Company as discussed herein.  Further, Tiber Creek was an owner of Alderwood prior to its business combination with SGreenTech Hong Kong.  Mr. Cassidy is the president, a director and the sole shareholder of Tiber Creek Corporation, and may be deemed the beneficial owner of the shares held by Tiber Creek.
(4) Includes 100,000 shares held by MB Americus.  MB Americus, was an owner of Alderwood prior to its business combination with SGreenTech Hong Kong.  Mr. McKillop is the sole principal of MB Americus, and may be deemed the beneficial owner or the shares held by MB Americus.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 35,392,308 shares of common stock outstanding of which 26,923,077 shares are owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act.  In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months.  While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.  In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.  A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek and may be considered the beneficial owner of the 100,000 shares of common stock of the Company owned by Tiber Creek.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited Sgreentech Holdings Limited’s (a development stage company) consolidated balance sheets as of May 31, 2011, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the period from March 29, 2011 (inception) through May 31, 2011.  The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of June 17, 2011, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction for which the director derived an improper personal benefit.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Bal Balance Sheet as of May 31, 2011	F-2

Statement of Operations for the period from March 29, 2011 (Inception) to May 31, 2011	F-3

Statement of Changes in Stockholders’ Deficit for the period from March 29, 2011 (Inception) to May 31, 2011	F-4

Stat Statement of Cash Flows for the period from March 29, 2011 (Inception) to May 31, 2011	F-5

Not Notes to Financial Statements	F-6-F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sgreentech Holdings Limited (A Development Stage Company)
We have audited the accompanying balance sheet of Sgreentech Holdings Limited (the "Company") as of May 31, 2011, and the related statement of operations, stockholders’ deficit and cash flows for the period from March 29, 2011 (Inception) through May 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2011 and the results of its operations and its cash flows for the period from March 29, 2011 (Inception) through May 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a loss from operations and an accumulated deficit of $10,460 from March 29, 2011 (inception) to May 31, 2011.  As discussed in Note 2 to the financial statements, the Company is in the development stage and a significant amount of additional capital will be necessary to advance operations to the point at which the Company is profitable. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

June 17, 2011

SGREENTECH HOLDINGS LIMITED
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of May 31, 2011

May 31, 2011
ASSETS
Current assets
Related-party receivable	$56,907
Prepaid expenses	40,000

Total assets	$96,907

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Convertible note	$100,000
Accrued liabilities	7,367
Total liabilities	$107,367

Stockholders' deficit
Common stock, $0.13 par value, 10,000 shares authorized; 1 share issued and outstanding	$-
Deficit accumulated during the development stage	(10,460)

Total stockholders' deficit	$(10,460)

Total liabilities and stockholders' deficit	96,907

See the accompanying notes to the financial statements.

SGREENTECH HOLDINGS LIMITED
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
For the Period
from March 29, 2011 (Inception) to May 31, 2011

For the period from March 29, 2011 (Inception) to May 31, 2011

Operating expenses

Selling, general and administrative	$6,293
Total operating expense	6,293

Other expense
Interest expense	4,167
Total other expense	4,167

Net loss	$(10,460)

Loss per share - basic and diluted	$(10,460)

Weighted average shares - basic and diluted	1

See accompanying notes to the financial statements.

SGREENTECH HOLDINGS LIMITED
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Period from March 29, 2011 (Inception) to May 31, 2011

			Deficit accumulated	Total
	Common Stock		During the	Stockholders'
	Shares	Amount	Development Stage	Deficit
Balance, March 29, 2011	-	$-	$-	$-
Stock issuance	1	-	-	-
Net loss	-	-	(10,460)	(10,460)
Balance, May 31, 2011	1	$-	$(10,460)	$(10,460)

See the accompanying notes to the financial statements.

SGREENTECH HOLDINGS LIMITED
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the Period
from March 29, 2011 (Inception) to May 31, 2011

For the period from March 29, 2011 (Inception) to May 31, 2011
OPERATING ACTIVITIES:
Net loss	$(10,460)
Adjustments to reconcile net loss to net cash used by operating activities
Changes in operating assets and liabilities:
Prepaid expense	(40,000)
Related-party receivable	(56,907)
Accrued liabilities	7,367
Net cash used in operating activities	(100,000)

FINANCING ACTIVITIES:
Proceeds from convertible note to related party	100,000
Net cash provided by financing activities	100,000

Net change in cash	-

Cash, beginning of period	-

Cash, end of period	$-

See the accompanying notes to the financial statements.

SGREENTECH HOLDINGS LIMITED
 (A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Sgreentech Holdings Limited (or “the Company”) was incorporated on March 29, 2011 under the laws of Hong Kong to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Sgreentech has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Sgreentech will attempt to locate and negotiate with a business entity for the combination of that target company with Sgreentech. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Sgreentech will be successful in locating or negotiating with any target company. Sgreentech has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity.  As of May 31, 2011 there are no outstanding dilutive securities.

SGREENTECH HOLDINGS LIMITED
 (A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1: defined as observable inputs such as quoted prices in active markets;
•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions

The carrying amounts of financial assets and liabilities, such as prepaid expenses and related-party receivable approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company is in the development stage and has incurred a net loss and accumulated deficit of $10,460 since March 29, 2011 (Inception) through May 31, 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and successfully locating and negotiate with a business entity for the combination of that target company with the Company.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This proposed ASU reflects the consensus-for-exposure in EITF Issue No. 10-G, “Disclosure of Supplementary Pro Forma Information for Business Combinations.” The Amendments in this proposed ASU specify that if a public entity presents comparative financial statements, the entity would disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU would also expand the supplemental pro forma disclosures under Codification Topic 805, Business Combinations, to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. This proposed ASU would be effective prospectively for business combinations that are consummated on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption would be permitted. The adoption of this ASU did not have a material impact to our financial statements.

SGREENTECH HOLDINGS LIMITED
 (A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements

NOTE 3 – RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2010, FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective now. The adoption of the ASU’s did not have a material impact to our financial statements.

NOTE 4 – COMMON STOCK

On March 29, 2011, the Company issued 1 common share to its Chief Executive Officer at approximately $0.13 Par Value.

NOTE 5 - RELATED PARTY TRANSACTIONS

Related Party Receivable

The Company has a related party receivable from the sole stockholder in the amount of approximately $57,000 as of May 31, 2011. This related party receivable is due to the fact that the sole stockholder maintains all cash balances on behalf of the Company as a result of the Company not yet establishing an operating bank account.

Convertible Note

On May 2, 2011, the Company entered into a convertible note agreement with its Chief Executive Officer for $100,000, bearing interest at 25% per annum, with maturity 12 months from date of note (unless converted). Both principal and accrued interest due at maturity is eligible for conversion to the Company’s common stock at a fixed price of $0.005, however, conversion is subject to the Company obtaining the required legal and regulatory approval to list its stock on a major US stock exchange. In case the Company is unable to list its stock on a major US stock exchange, then the Company is obligated to settle the note in cash.

SGREENTECH HOLDINGS LIMITED
 (A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

Upon conversion of the note, the note holder is entitled to one warrant for each share issued on conversion to buy one share of common stock exercisable at a fixed price of $0.005 per share on or before June 30, 2014. The warrant also includes a provision where the holder is obligated to exercise the warrant when the Company’s VWAP reaches $0.01 for 30 consecutive days at any time after December 31, 2011 and before the warrant expiration date.

Management evaluated whether the warrants described above are within the scope of ASC 815-40, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, which would require separate accounting for the warrants as liabilities or equity. Management determined that since the warrants are not currently issuable contingent to a future event, they do not meet the scope of ASC 815-40. Since the convertible note includes an embedded conversion feature, management evaluated this feature to determine whether it meets the definition of a beneficial conversion feature (“BCF”) within the scope of ASC 470-20, “Debt with Conversion and Other Options” formerly EITF Issue nos. 98-5 and 00-27. Under ASC 470-20, the conversion feature was not deemed a BCF upon issuance at May 2, 2011, however will become a BCF within the scope of ASC 470-20 upon the occurrence of a future event such as an initial public offering or registration statement effectiveness. Once it is determined that a BCF exists, management will record a discount based on the intrinsic value of the conversion feature, which is determined at the issuance date of the convertible note. As of May 31, 2011, no discount was recorded for reasons discussed above, however management will record the discount once the conditions described above are met.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Property

The corporate headquarters of the Company are located in Hong Kong, China. The company leases an office space of approximately 1,000 square feet under a three-year lease agreement commencing May 1, 2011. The rent payable under the lease is approximately $3,200 per month.  Amounts due under this lease agreement for the years ended May 31, 2012, 2013 and 2014 are $38,400 per year.

NOTE 7 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 17, 2011, the date the financial statements were issued.

FINANCIAL STATEMENTS

Balance Sheets as of June 30, 2011 and December 31, 2010	F-11

Statements of Operations for the Three Months and Six Months Ended June 30, 2011 and 2010 and for the Period from July 19, 2010 (Inception) to June 30, 2011	F-12

Statement of Changes in Stockholders' Equity for the Period from July 19, 2010 (Inception) to June 30, 2011	F-13

Statements of Cash Flows for the Six Months Ended June 30, 2011 and for the Period from July 19, 2010 to June 30, 2011	F-14

Notes to Financial Statements	F-15 - F-19

SGREENTECH GROUP LIMITED
(Formerly ALDERWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets
Cash	$2,000	$2,000
TOTAL ASSETS	$2,000	$2,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Related party payable	$40,000	$-
Total current liabilities	40,000	-

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; None outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding	2,000	2,000
Additional paid-in capital	1,250	1,250
Deficit accumulated during the development stage	(41,250)	(1,250)
Total Stockholders' Equity (Deficit)	(38,000)	2,000

TOTAL LIABILITES and STOCKHOLDERS' EQUITY	$2,000	$2,000

See accompanying notes to the financial statements

SGREENTECH GROUP LIMITED
(Formerly ALDERWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Three months ended June 30, 2011	Six months ended June 30, 2011	For the period from July 19, 2010 (inception) to June 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Sales - net	$-	$-	$-
Cost of sales	-	-	-
Gross profit	-	-	-

Operating expenses	$40,000	$40,000	$41,250

Net loss	$(40,000)	$(40,000)	$(41,250)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares - basic and diluted	20,000,000	20,000,000

See accompanying notes to the financial statements

SGREENTECH GROUP LIMITED
(Formerly ALDERWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-in	During the	Stockholders'
	Shares	Amount	Capital	Development Stage	Equity (Deficit)
Balance, July 19, 2010 (inception)	-	$-	$-	$-	$-
Shares issued for cash	20,000,000	2,000	-	-	2,000
Expenses paid by shareholders	-	-	1,250	-	1,250
Net loss	-	-	-	(1,250)	(1,250)
Balance, December 31, 2010	20,000,000	$2,000	$1,250	$(1,250)	$2,000
Net loss	-	-	-	(40,000)	(40,000)
Balance, June 30, 2011	20,000,000	$2,000	$1,250	$(41,250)	$(38,000)

See accompanying notes to the financial statements

SGREENTECH GROUP LIMITED
(Formerly ALDERWOOD ACQUISITION CORPORATION)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Six months ended June 30, 2011	For the period from July 19, 2010 (inception) to June 30, 2011
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(40,000)	$(41,250)
Adjustments to reconcile net loss to net cash used by operating activities
Changes in operating assets and liabilities
Related party payable	40,000	40,000
Net cash used in operating activities	-	(1,250)

FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	-	2,000
Proceeds from stockholders' additional paid-in capital	-	1,250
Net cash provided by financing activities	-	3,250

Net change in cash	-	2,000

Cash, beginning of period	2,000	-

Cash, end of period	$2,000	$2,000

See accompanying notes to the financial statements

SGreentech Group Limited
(Formerly Alderwood Acquisition Corporation)
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

SGreentech Group Limited, formerly Alderwood Acquisition Corporation (“SGreentech” or “the Company) was incorporated on July 19, 2010 under the laws of the State of Delaware on July 19, 2010 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. SGreentech will attempt to locate and negotiate with a business entity for the combination of that target company with SGreentech. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that SGreentech will be successful in locating or negotiating with any target company. SGreentech has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On July 13, 2011, the shareholders of the Corporation and the Board of Directors unanimously ratified the change of the Registrant's name to SGreenTech Group Limited and filed such change with the State of Delaware on July 13, 2011. The Company anticipates that it may enter into a business combination with SGreenTech Holdings Ltd. (China), an operating business located in China. No agreements have been reached on terms of any such possible combination and no contracts nor other documents have been executed.

SGreenTech Holdings Ltd. (China) is a marketer and distributor of entertainment, computing and communications products. Currently, it markets and distributes television sets, including LCD television sets and monitors across the world. SGreenTech Holdings Ltd. (China) has obtained the right to assemble television sets for distribution and sale. Such assembly is conducted through contract manufacturers in China. It anticipates that it will expand into television marketing and distribution. SGreenTech Holdings Ltd. (China) also anticipates that it will enter the cellular telephone and computer markets.

The Company selected December 31 as its fiscal year end.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Sgreentech Group Limited
(Formerly Alderwood Acquisition Corporation)
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

USE OF ESTIMATES

These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto in the Company’s  Form 10K filed on March 30, 2011 with the SEC. In preparing these condensed financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the condensed financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2011 there are no outstanding dilutive securities.

Sgreentech Group Limited
(Formerly Alderwood Acquisition Corporation)
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1: defined as observable inputs such as quoted prices in active markets;
•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions

The carrying amounts of financial assets and liabilities approximate their fair values because of the short maturity of these instruments.

Note 2 - GOING CONCERN

The Company has sustained operating losses since inception of the Company on July 19, 2010.  Additionally, the Company has deficit accumulated during the development stage of $41,250 at June 30, 2011.  The Company also has a net loss from operations of $40,000 for the six months ended June 30, 2011.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue its operations, and successfully locating and negotiate with a business entity for the combination of that target company with the Company.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Sgreentech Group Limited
(Formerly Alderwood Acquisition Corporation)
(A Development Stage Company)
Notes to Financial Statements

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This proposed ASU reflects the consensus-for-exposure in EITF Issue No. 10-G, “Disclosure of Supplementary Pro Forma Information for Business Combinations.” The Amendments in this proposed ASU specify that if a public entity presents comparative financial statements, the entity would disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU would also expand the supplemental pro forma disclosures under Codification Topic 805, Business Combinations, to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. This proposed ASU would be effective prospectively for business combinations that are consummated on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption would be permitted. The adoption of this ASU did not have a material impact to our financial statements. The new disclosures and clarifications of existing disclosures are effective now, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not expect the adoption of this accounting guidance to have a material impact on its consolidated financial statements and related disclosures.

NOTE 4 - RELATED PARTY TRANSACTIONS

On July 19, 2010, the Company issued 20,000,000 common shares to its sole director and officer for $2,000 in cash.

NOTE 5 – SUBSEQUENT EVENTS
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August 15, 2011, the date the financial statements were available to be issued:

Changes in Control
On July 15, 2011, the following events occurred which resulted in a change of control of the Company:
1.	The Company redeemed an aggregate of 19,800,000 of the 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,980.

Sgreentech Group Limited
(Formerly Alderwood Acquisition Corporation)
(A Development Stage Company)
Notes to Financial Statements

NOTE 5 – SUBSEQUENT EVENTS (CONTINUED)

2.	And new officers and directors were appointed and elected and the prior officers and directors resigned.
The Company anticipates that it may enter into a business combination with SGreenTech Holdings Ltd. (China), an operating business located in China. No agreements have been reached on terms of any such possible combination and no contracts nor other documents have been executed.

SGreenTech Holdings Ltd. (China) is a marketer and distributor of entertainment, computing and communications products. Currently, it markets and distributes television sets, including LCD television sets and monitors across the world. SGreenTech Holdings Ltd. (China) has obtained the right to assemble television sets for distribution and sale. Such assembly is conducted through contract manufacturers in China. It anticipates that it will expand into television marketing and distribution. SGreenTech Holdings Ltd. (China) also anticipates that it will enter the cellular telephone and computer markets.

The Company will not make a decision on any such possible combination until it receives the financial report of such possible target company and management has the opportunity to review and evaluate the report.

On July 13, 2011, the shareholders of the Corporation and the Board of Directors unanimously ratified the change of the Company's name to SGreenTech Group Limited and filed such change with the State of Delaware on July 13, 2011.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees.  These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years.  Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below.  Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Date	Name	Number of Shares

July 19, 2010	Tiber Creek Corporation	10,000,000
July 19, 2010	MB Americus, LLC	10,000,000

July 18, 2011	Li Ying Zhang	769,231
July 18, 2011	Zhou Wei Jian	769,231
July 18, 2011	Charlie Nany Sing In	26,153,846

September 3, 2011	Yueying Wen	250,000
September 3, 2011	Zaitian Zhang	250,000
September 3, 2011	Zhiwen Zhang	250,000
September 3, 2011	Jinsong Zeng	250,000
September 3, 2011	Guilan Deng	250,000
September 3, 2011	Wenyi Deng	250,000
September 3, 2011	Lin ban Ding	250,000
September 3, 2011	Manli Yang	250,000
September 3, 2011	Xiaojiang Rao	250,000
September 3, 2011	Jingsu Sui	250,000

September 5, 2011	Chengde Chen	250,000
September 5, 2011	Mofen Du	250,000
September 5, 2011	Xiaojun Huang	250,000
September 5, 2011	Xiaobin Huang	250,000
September 5, 2011	Xiaoxiong Liu	250,000
September 5, 2011	Zhengnan Fang	250,000
September 5, 2011	Fuping Zhao	250,000

September 5, 2011	Haozhong Ding	250,000
September 5, 2011	Chuangzheng Chen	250,000
September 5, 2011	Jinbin Lai	250,000

September 6, 2011	Huiyan Xie	250,000
September 6, 2011	Shing Lok	250,000
September 6, 2011	Haiqing Zhang	250,000
September 6, 2011	Xiaohang Huang	250,000
September 6, 2011	Qingfen Huang	250,000
September 6, 2011	Kerui Liu	250,000
September 6, 2011	Meichun Zhang	250,000
September 6, 2011	Qingran Huang	250,000
September 6, 2011	Qiguo Chen	250,000
September 6, 2011	Shaolin Zeng	250,000

On July 15, 2011, 9,900,000 shares of common stock were repurchased by the Company from Tiber Creek for aggregate consideration of $990.

On July 15, 2011, 9,900,000 shares of common stock were repurchased by the Company from MB Americus for aggregate consideration of $990.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1	Agreement and Plan of Reorganization
3.1+	Certificate of Incorporation
3.2+	By-laws
4.1	Converting Loan Agreement
5.0**	Opinion of Counsel on legality of securities being registered
10.1	Trademark License Agreement with Hyundai Corporation
10.2	Original Equipment Manufacturer Contract with HeYuan QingYa Electronic Technology Co. Ltd.
10.3	Appointment Letter of Charlie Nany Sing In as Executive Director
10.4	Appointment Letter of Chuang Zheng Chen as Chief Financial Officer
10.5	Appointment Letter of Jin Sheng Zhang as Chief Operating Officer
10.6	Appointment Letter of Wei Gong Chen as Chief Marketing Officer
10.7	Appointment Letter of Li Ying Zhang as Chief Procurement Officer
10.5**	Form of subscription agreement for sale of the shares
23.1	Consent of Accountants
23.2	** Consent of Attorney (as part of Exhibit 5.0)

** To be filed
+ Previously filed on October 7, 2010 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

 The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:
A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.	If the registrant is relying on Rule 430B:
A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Hong Kong, China on October 12, 2011.  In addition to being signed by the registrant, this registration statement has been signed below by the following persons in their personal capacities and on the dates indicated.

/s/ Charlie Nany Sing In
Title: Chief Executive Officer (principal executive officer)

/s/ Chuang Zheng Chen
Title: Chief Financial Officer (principal financial officer)

/s/ Chuang Zheng Chen
Title: Chief Financial Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Spencer Kum Ee Chan	Director	October 12, 2011

/s/ Charlie Nany Sing In	Director	October 12, 2011

/s/Leo Wei Le Peng	Director	October 12, 2011

/s/ Li Ying Zhang	Director	October 12, 2011

/s/ Wei Min Zheng, PhD	Director	October 12, 2011

/s/ Jin Sheng Zhang	Director	October 12, 2011